Clover Health Announces Agreement to Settle Derivative Litigation, Resolving All Remaining Civil Litigation Relating to its de-SPAC Transaction

June 22, 2023

FRANKLIN, Tenn., June 22, 2023 (GLOBE NEWSWIRE) -- Clover Health Investments, Corp. (NASDAQ: CLOV) (“Clover,” “Clover Health” or the “Company”), a physician enablement company committed to bringing access to great healthcare to everyone on Medicare, today announced that the Company has reached an agreement in principle to resolve seven derivative lawsuits pending in Delaware, New York, and Tennessee courts (collectively, the “derivative lawsuits”). The proposed derivative settlement contains no admission of liability or wrongdoing by any of the defendants and is subject to definitive documentation and final court approval. Along with the settlement of the securities class action described in the Company’s April 24, 2023 press release, the Company has now reached settlements for all of the outstanding civil litigation that was filed following its de-SPAC transaction.

On June 21, 2023, the plaintiffs in the derivative lawsuits, on the one hand, and the Company, on the other hand, entered into a memorandum of understanding providing for the settlement of the derivative actions. Subject to negotiation of definitive documentation and final court approval, the defendants in the derivative lawsuits will receive customary releases and the Company will implement a suite of corporate governance enhancements. The settlement does not involve any monetary payment, other than payment of an award of fees and expenses to plaintiffs’ counsel, which has not yet been set.

The defendants have denied all wrongdoing and have entered into this settlement to avoid the burden, expense, and distraction of ongoing litigation. Further information on the settlement will be provided in connection with the court approval process, and the above description of the settlement is qualified entirely by the definitive settlement papers and corresponding court filings.

Andrew Toy, Clover Health’s Chief Executive Officer, stated: “The Board and the Company are happy to have reached this settlement of the outstanding derivative lawsuits. This resolution, along with the previously announced settlement of the securities class action, allows the Clover team to remain mission-driven and mission-focused---to improve the lives of our members and build and maintain our strong business.”

The derivative lawsuits described above are captioned In re: Clover Health Investments, Corp. Derivative Litig., No. 21-CV-191 (D. Del.); Wiegand v. Garipalli, et al., No. 21-CV-1053 (D. Del.); Sun v. Garipalli, et al., No. 21-CV-311 (M.D. Tenn.); Luthra v. Garipalli, et al., No. 21-CV-320 (M.D. Tenn.); In re Clover Health Investments, Corp. Stockholder Derivative Litig., Index No. 655420/2021 (N.Y. Sup. Ct., N.Y. Cnty.); Uvaydov v. Palihapitiya, et al., Index No. 656978/2021 (N.Y Sup. Ct., N.Y. Cnty.); Davies v. Garipalli et al., No. 2021-1016-SG (Del. Ch.).

Forward-Looking Statements

Please note that this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events and Clover Health’s future results of operations, financial position, business strategy and future plans. Forward-looking statements are not guarantees of future performance, and you are cautioned not to place undue reliance on such statements. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "can," "could," "should," "would," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "outlook," "forecast," "guidance," "objective," "plan," "seek," "grow," "target," "if," "continue," or the negative of these words or other similar terms or expressions that concern Clover Health's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding the litigation and proposed settlement, including definitive documentation and final court approval. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Additional information concerning these and other risk factors is contained in Clover Health’s latest Annual Report on Form 10-K filed with the Securities and Exchange

Commission (the “SEC”) on March 1, 2023 and Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023, in each case, including the Risk Factors section therein, and in its other filings with the SEC. The forward-looking statements included in this press release are made as of the date hereof. Except as required by law, Clover Health undertakes no obligation to update any of these forward-looking statements after the date of this press release or to conform these statements to actual results or revised expectations.

About Clover:

Clover Health (Nasdaq: CLOV) is a physician enablement company committed to bringing access to great healthcare to everyone on Medicare. This includes a health equity-based focus on seniors who have historically lacked access to affordable, high-quality healthcare. Our strategy is powered by our software platform, Clover Assistant, which is designed to aggregate patient data from across the healthcare ecosystem to support clinical decision-making and improve health outcomes. We operate two distinct lines of business: Insurance and Non-Insurance. Through our Insurance line of business, we provide PPO and HMO Medicare Advantage plans in several states, with a differentiated focus on our flagship wide-network, high-choice PPO plans. Our Non-Insurance line of business similarly aims to reduce cost-of-care while enhancing the quality of care for patients enrolled in Original Medicare.

Press Contact:
Andrew Still-Baxter
press@cloverhealth.com

Investor Relations Contact:
Ryan Schmidt
investors@cloverhealth.com